EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277195, No. 333-269946, No. 333-266087, No. 333-265197, and No. 333-260853 on Form S-8, Registration Statement No. 333-277193 on Form S-3, and Registration Statement No. 333-271587 on Form S-3ASR of our report dated February 19, 2025, relating to the financial statements of NerdWallet, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Jose, California
February 19, 2025